                         INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Global Utility Fund, Inc.:



     We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-37103 of our report dated January 5, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP



Princeton, New Jersey


March 27, 1996